ENERGY CONVERSION DEVICES REPORTS REVENUES OF $66 MILLION
AND EARNINGS PER SHARE OF $0.03 FOR THIRD QUARTER OF FISCAL 2009

•	Market Headwinds Continue, Cutting Back Costs and Production
•	Company Maintains Focus on Demand Creation, Positioning for Future Growth

Rochester Hills, Mich., May 11, 2009 – Energy Conversion Devices, Inc. (ECD) (NASDAQ: ENER), the leading global manufacturer of thin-film flexible solar laminate products for the building integrated and commercial rooftop markets, today announced financial results for its third quarter of fiscal 2009, ended March 31, 2009.

Total consolidated revenues for the quarter were $66.0 million, compared to $70.0 million in the third quarter of fiscal 2008 and $103.1 million in the second quarter of fiscal 2009.  Solar product sales were $59.7 million compared to $64.9 million in the same quarter last year, and $97.3 million in the second quarter of fiscal 2009.

Net income for the third quarter was $1.3 million or $0.03 per fully diluted share compared to net income of $7.0 million or $0.17 per fully diluted share in the year-ago period. This compares to net income of $14.2 million or $0.33 per fully diluted share in the second quarter of fiscal 2009.

Third quarter net income and per-share figures include preproduction costs of $1.3 million or $0.03 per share, and restructuring costs of $139,000 or less than $0.01 per share. Gross margin on solar product sales in the third quarter was 29.2 percent and consolidated gross margin was 31.6 percent. United Solar Ovonic produced 33.3 MWs of solar laminates in the third quarter.

For the nine months ended March 31, 2009, total consolidated revenues were $264.9 million compared to $173.5 million in the prior year. Solar product sales were $246.4 million for the first nine months of fiscal 2009 compared to $154.5 million for the prior year. Net income for the first nine months of fiscal 2009 was $28.2 million or $0.66 per fully diluted share versus a net loss of $6.0 million or a net loss of $0.15 per fully diluted share in the year-ago period.  Cumulative net operating cash flow for the first nine months of fiscal 2009 was $33.7 million versus $12.5 million during the first nine months of fiscal 2008.

Mark Morelli, ECD’s president and chief executive officer said, “The global market continues to be difficult, with the biggest challenge being the sufficiency of project financing and our customers’ continued access to capital. We are actively managing our business through this uncertain period by focusing on demand creation, preservation of capital, and reduction of costs. We are also working more closely with our downstream partners so that we are well-positioned for continued growth as the economy recovers.”

Conference Call / Webcast Details

Management of Energy Conversion Devices will review these financial results on a conference call on Monday, May 11, 2009, at 10:00 a.m. ET. The dial-in number for the live audio call is 877.858.2512 or 706.634.6076 (international) with conference ID number 97059907. The conference call will be webcast live over the Internet and can be accessed in the Investor Relations – Conference Calls section of the company’s website at www.ovonic.com.

An audio replay of the call will be available approximately two hours after the conclusion of the call. The audio replay will remain available until 11:59 p.m., May 13, 2009, and can be accessed by dialing 800-642-1687 or 706-645-9291 (international), with conference ID number 97059907. The webcast will also be archived on the company’s website.

About Energy Conversion Devices

Energy Conversion Devices is the leader in building integrated and commercial rooftop photovoltaics, one of the fastest growing segments of the solar power industry. The company manufactures and sells thin-film solar laminates that convert sunlight to energy using proprietary technology. ECD’s UNI-SOLAR® brand products are unique because of their flexibility, light weight, ease of installation, durability, and real-world efficiency. ECD also pioneers other alternative technologies, including a new type of nonvolatile digital memory technology that is significantly faster, less expensive, and ideal for use in a variety of applications including cell phones, digital cameras and personal computers. For more information, please visit www.ovonic.com.

This release may contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, plans or intentions relating to expansions, business trends and other information that is not historical information.  All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.  Risks that could cause such results to differ include: our ability to sustain profitability; our ability to maintain our customer relationships; our ability to expand our manufacturing capacity in a timely and cost-effective manner; the worldwide demand for electricity and the market for solar energy; the supply and price of components and raw materials for our products; and our customers’ ability to access the capital needed to finance the purchase of our products. The risk factors identified in the ECD filings with the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release.

Contact:

Mark Trinske, Vice President
Investor Relations & Communications
(248) 299-6063

ENERGY CONVERSION DEVICES, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
REVENUES
Product sales	$60,190	$65,367	$248,978	$159,391
Royalties	1,477	1,537	4,365	4,044
Revenues from product development agreements	3,967	2,691	10,316	8,490
Other revenues	372	387	1,220	1,548
TOTAL REVENUES	66,006	69,982	264,879	173,473
EXPENSES
Cost of product sales	42,693	45,296	167,284	122,109
Cost of revenues from product development agreements	2,451	1,863	6,974	5,391
Product development and research	2,424	1,653	6,568	7,699
Preproduction costs	1,325	751	5,133	5,575
Selling, general and administrative	12,314	12,461	43,742	37,080
Loss on disposal of assets	677	–	1,086	–
Restructuring charges	139	2,386	574	7,457
TOTAL EXPENSES	62,023	64,410	231,361	185,311
INCOME (LOSS) FROM OPERATIONS	3,983	5,572	33,518	(11,838)
OTHER (EXPENSE) INCOME
Interest income	712	1,508	4,783	6,037
Interest expense	(2,268)	(66)	(7,860)	(66)
Other nonoperating expense (net)	(552)	(3)	(1,392)	(57)
TOTAL OTHER (EXPENSE) INCOME	(2,108)	1,439	(4,469)	5,914
NET INCOME (LOSS) BEFORE INCOME TAXES	1,875	7,011	29,049	(5,924)
Income Taxes	549	37	822	95
NET INCOME (LOSS)	$1,326	$6,974	$28,227	$(6,019)
Basic Net Income (Loss) Per Share	$.03	$.17	$.67	$(.15)
Diluted Net Income (Loss) Per Share	$.03	$.17	$.66	$(.15)

ENERGY CONVERSION DEVICES, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

ASSETS

	March 31,	June 30,
	2009	2008
	(Unaudited)
CURRENT ASSETS
Cash, including cash equivalents of $244,877 at March 31, 2009 and $468,361 at June 30, 2008	$260,176	$484,492
Short-term investments	79,667	14,989
Accounts receivable (net)	61,609	53,525
Inventories	66,274	31,337
Assets held for sale	1,358	1,539
Other	6,258	4,130
TOTAL CURRENT ASSETS	475,342	590,012
PROPERTY, PLANT AND EQUIPMENT
Buildings and improvements	84,321	58,913
Machinery and other equipment	340,210	253,424
Assets under capitalized leases	26,518	26,822
	451,049	339,159
Less accumulated depreciation and amortization	(81,897)	(60,877)
NET DEPRECIABLE ASSETS	369,152	278,282
Land	1,526	1,157
Construction in progress	223,159	124,680
TOTAL PROPERTY, PLANT AND EQUIPMENT	593,837	404,119
LONG-TERM INVESTMENTS	34,079	32,277
OTHER ASSETS	14,281	15,559
TOTAL ASSETS	$1,117,539	$1,041,967

ENERGY CONVERSION DEVICES, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

LIABILITIES AND STOCKHOLDERS' EQUITY

	March 31,	June 30,
	2009	2008
	(Unaudited)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$87,586	$39,017
Salaries, wages and amounts withheld from employees	2,554	3,160
Amounts due under incentive plans	–	6,747
Restructuring reserve	410	831
Deferred revenues	27	309
Other liabilities	2,506	2,039
TOTAL CURRENT LIABILITIES	93,083	52,103
CONVERTIBLE SENIOR NOTES	316,250	316,250
LONG-TERM RESTRUCTURING RESERVE	361	414
OTHER LONG-TERM LIABILITIES	31,468	31,288
TOTAL LIABILITIES	441,162	400,055
COMMITMENTS AND CONTINGENCIES	–	–
STOCKHOLDERS' EQUITY
Common Stock, par value $0.01 per share:
Authorized – 100,000,000 shares at March 31, 2009 and at June 30, 2008
Issued and outstanding – 45,754,652 shares at March 31, 2009 and 45,575,554 shares at June 30, 2008	458	456
Additional paid-in capital	976,308	969,421
Treasury stock	(700)	(700)
Accumulated deficit	(296,938)	(325,165)
Accumulated other comprehensive loss	(2,751)	(2,100)
TOTAL STOCKHOLDERS' EQUITY	676,377	641,912
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,117,539	$1,041,967

ENERGY CONVERSION DEVICES, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended March 31,
	2009	2008
OPERATING ACTIVITIES:
Net income (loss)	$28,227	$(6,019)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	23,632	15,059
Provision for slow moving and obsolete inventory	6,616	1,793
Stock-based compensation	4,885	1,506
Other-than-temporary impairment of investment	969	–
Other	7,567	1,206
Changes in working capital:
Accounts receivable	(13,084)	(8,398)
Inventories	(41,674)	4,667
Other assets	(125)	(1,632)
Accounts payable and accrued expenses	17,584	5,689
Restructuring reserve	(594)	(1,374)
Deferred revenues	(282)	(17)
NET CASH PROVIDED BY OPERATING ACTIVITIES	33,721	12,480
INVESTING ACTIVITIES:
Purchases of property, plant and equipment (including construction in progress)	(193,508)	(88,768)
Purchases of investments	(68,357)	(67,909)
Proceeds from sales of investments	2,700	115,038
Proceeds from maturities of investments	–	22,591
Proceeds from sales of property, plant and equipment	–	392
NET CASH USED IN INVESTING ACTIVITIES	(259,165)	(18,656)
FINANCING ACTIVITIES:
Principal payments for assets under capitalized lease obligations	(787)	(878)
Proceeds from sale of stock and exercise of stock options, net of expenses	1,966	7,039
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,179	6,161
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(51)	(65)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(224,316)	(80)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	484,492	80,770
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$260,176	$80,690

ENERGY CONVERSION DEVICES, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended March 31,
	2009	2008
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Noncash transactions:
Capital lease obligations to finance capital equipment	$–	$362
Accounts payable to finance capital expenditures	$23,135	$–
Auction rate securities rights	$3,964	$–